UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

April 2, 2018
Date of Report (Date of earliest event reported)

MONOTYPE IMAGING HOLDINGS INC.
(Exact name of registrant as specified in its charter)

Delaware	001-33612	20-3289482
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

600 Unicorn Park Drive Woburn, Massachusetts 01801
(Address of Principal Executive Offices, including Zip Code)

Registrant’s telephone number, including area code: (781) 970-6000

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Board Expansion

On April 2, 2018, the Board of Directors (the “Board”) of Monotype Imaging Holdings Inc. (the “Company”) voted to increase the size of the Board to ten members and elected each of Denise F. Warren and Eileen A. Campbell to its Board.

Ms. Warren will serve as a Class I Director of the Company until the Company’s 2019 annual meeting of stockholders or until her earlier resignation, death or removal and Ms. Campbell will serve as a Class II director until the Company’s 2020 annual meeting of stockholders or until her earlier resignation, death or removal. Effective following the Company’s 2018 annual meeting of stockholders, Ms. Warren will serve on the Audit Committee of the Board and Ms. Campbell will serve on the Management Development and Compensation Committee of the Board.

In connection with the appointment of each of Ms. Warren and Ms. Campbell as a non-employee director, Ms. Warren and Ms. Campbell will each receive a grant of restricted stock with an approximate dollar value equal to one and a half times the annual cash retainer paid to each of Ms. Warren and Ms. Campbell, respectively, as members of the Board, which will vest in equal quarterly installments over the next four years. In addition, Ms. Warren and Ms. Campbell will be entitled to all other regular compensation paid to the Company’s non-employee directors, as detailed in the Company’s Proxy Statement for its 2018 annual meeting of stockholders. The Company has also entered into indemnification agreements with each of Ms. Warren and Ms. Campbell in substantially the same form entered into with the other members of the Company’s Board.

There are no family relationships between either of Ms. Warren or Ms. Campbell and any director or executive officer of the Company, and neither of Ms. Warren nor Ms. Campbell has any direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Director Resignation

On April 2, 2018, each of Robert L. Lentz and Douglas J. Shaw notified the Company of his resignation from the Board of the Company, effective immediately, following the Company’s 2018 annual meeting of stockholders. Neither Mr. Lentz’s nor Mr. Shaw’s resignation is due to any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

Item 7.01 Regulation FD Disclosure.

On April 4, 2018, the Company issued a press release announcing the appointment of Mses. Warren and Campbell to the Board and the resignation of Messrs. Lentz and Shaw from the Board. A copy of the press release is attached hereto as Exhibit 99.1.

The information included on this Form 8-K pursuant to Item 7.01 (including Exhibit 99.1) shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, nor shall it be deemed incorporated by reference in any filing by the Company under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

The Company hereby furnishes the following exhibit:

99.1      Press release, dated as of April 4, 2018, of Monotype Imaging Holdings Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned thereunto duly authorized.

MONOTYPE IMAGING HOLDINGS INC.

April 4, 2018	By:	/s/ Anthony Callini
Anthony Callini
Executive Vice President, Chief Financial Officer, Treasurer and Assistant Secretary